UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607

(Address of principal executive offices, including Zip Code)

(855) 862-0436

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2014, 1347 Property Insurance Holdings, Inc. (the “Company”) announced its earnings results for the third quarter and nine months ended September 30, 2014. Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s earnings results.

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2014, the Board of Directors of the Company appointed Robert Gantley, 60, as Vice President and Chief Operating Officer of the Company. Mr. Gantley has been serving as Vice President of the Company’s wholly-owned subsidiary Maison Managers Inc. since August 2014. Prior to joining the Company, Mr. Gantley was the President of ClaimCor, Inc., an independent claims adjusting and insurance underwriting inspection company, from October 2013 to August 2014. Mr. Gantley was the Vice President of Research and Development of SDII Global Corporation, a forensic engineering, geotechnical and geophysical company servicing the property and casualty insurance industry, from January 2010 through October 2013. From August 2005 through January 2010, he was the Chief Claim Officer and Chief Operating Officer for Edison Insurance Group, a Florida domestic property and casualty insurer. Mr. Gantley’s annual base salary is $175,000, subject to annual review. He is also eligible for an annual bonus with a target amount of up to 50% of his base salary, subject to the sole determination of the Board of Directors. Mr. Gantley received a signing bonus of $25,000. There are no transactions in which Mr. Gantley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Third Quarter 2014 Earnings Release dated November 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2014

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ Douglas N. Raucy
Douglas N. Raucy
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Third Quarter 2014 Earnings Release dated November 12, 2014.